                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                UGI CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                  BOX 858 VALLEY FORGE, PA 19482 -- 610-337-1000


UGI
CORPORATION


LON R. GREENBERG
Chairman, President and
Chief Executive Officer



                                                       December 29, 1998


Dear Shareholder,

          On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Tuesday, February 23, 1999. At the meeting, we will review UGI's performance for fiscal year 1998 and our expectations for the future.

          A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 1998 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

          I look forward to seeing you on February 23rd and addressing your questions and comments.

                                                  Sincerely,



                                                  Lon R. Greenberg



                                460 NORTH GULPH ROAD, KING OF PRUSSIA, PA  19406

                                 BOX 858 VALLEY FORGE, PA  19482 -- 610-337-1000

UGI
CORPORATION





                                        December 29, 1998


                              NOTICE OF THE 1999
                        ANNUAL MEETING OF SHAREHOLDERS

          The Annual Meeting of Shareholders of UGI Corporation will be held on Tuesday, February 23, 1999, at 10:00 a.m., at the Sheraton Valley Forge Hotel, Grand Ballroom, North Gulph Road and First Avenue, King of Prussia, Pennsylvania to consider and take action on the following matters:

          1. Election of seven directors to serve until the next annual meeting of shareholders;

          2. Ratification of the appointment of Arthur Andersen LLP as independent certified public accountants for fiscal year 1999; and

          3. Transaction of any other business that is properly raised at the meeting.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" THE TWO PROPOSALS.


                                                Brendan P. Bovaird,
                                                Corporate Secretary



                                 460 NORTH GULPH ROAD, KING OF PRUSSIA, PA 19406

   TABLE OF CONTENTS

   Annual Meeting Information............................................................       1
      Who is entitled to vote?...........................................................       1
      What am I voting on?...............................................................       1
      How does the Board of Directors recommend I vote on the proposals?.................       1
      How do I vote?.....................................................................       2
      What is a quorum?..................................................................       2
      What vote is required to approve each item?........................................       2
      Who will count the vote?...........................................................       2
      What are the deadlines for shareholder proposals for next year's
         Annual Meeting?.................................................................       2
      How much did this proxy solicitation cost?.........................................       3
   Securities Ownership of Management....................................................       3
   Securities Ownership of Certain Beneficial Owners.....................................       5
   Item 1 -- Election of Directors.......................................................       5
         Nominees........................................................................       5
         Board Committees and Meeting Attendance.........................................       8
   Compensation of Directors.............................................................      10
         Directors' Equity Compensation Plan.............................................      11
   Report of the Compensation and Management Development Committee
     of the Board of Directors...........................................................      11
   Corporate Performance.................................................................      15
   Compensation of Executive Officers....................................................      17
         Summary of Compensation.........................................................      17
         Option Exercises in Fiscal 1998 and Fiscal Year-End Option Values...............      18
         Retirement Benefits.............................................................      19
         Severance Pay Plan for Senior Executive Employees...............................      20
         Change of Control Agreements....................................................      20
         Stock Ownership Policy and Indebtedness of Management...........................      22
   Item 2 -- Ratification of Appointment of Independent Certified Public
         Accountants.....................................................................      22
   Item 3 -- Other Matters...............................................................      23
   Glossary..............................................................................      24

                               UGI CORPORATION
                             460 North Gulph Road
                      King of Prussia, Pennsylvania 19406


--------------------------------------------------------------------------------
                            PROXY STATEMENT
--------------------------------------------------------------------------------


ANNUAL MEETING INFORMATION

     This proxy statement contains information related to the Annual Meeting of Shareholders of UGI Corporation to be held on Tuesday, February 23, 1999, beginning at 10 a.m., at the Sheraton Valley Forge Hotel, North Gulph Road and First Avenue, King of Prussia, Pennsylvania, and at any postponements or adjournments thereof. The proxy statement was prepared under the direction of the Company's Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to shareholders on December 29, 1998.

WHO IS ENTITLED TO VOTE?

     Shareholders owning our Common Stock on December 11, 1998, are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting. Each Shareholder has one vote per share on all matters to be voted on. On December 11, 1998, there were 32,865,790 shares of Common Stock outstanding.

WHAT AM I VOTING ON?

     You will be asked to elect nominees to serve on the Board of Directors and to ratify the appointment of our independent accountants for the 1999 fiscal year. The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the Proxies will vote in accordance with their best judgment.

HOW DOES THE BOARD OF DIRECTORS
RECOMMEND I VOTE ON THE PROPOSALS?

     The Board recommends a vote FOR each of the nominees and FOR the appointment of Arthur Andersen LLP as our independent certified public accountants for the 1999 fiscal year.

HOW DO I VOTE?

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your Proxies will vote for the persons nominated for election as directors and in favor of ratifying the appointment of Arthur Andersen LLP as independent certified public accountants for the 1999 fiscal year.

     You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, Pennsylvania 19406, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

WHAT IS A QUORUM?

     A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. Broker non-votes will not affect the outcome of a vote on a particular matter.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting to be approved.

WHO WILL COUNT THE VOTE?

     ChaseMellon Shareholder Services, Inc., our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

WHAT ARE THE DEADLINES FOR SHAREHOLDER
PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING?

     Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than August 31, 1999. If the Company does not receive notice of any other matter that a shareholder wishes to raise at the Annual

Meeting in 2000 by November 13, 1999 and a matter is raised at that meeting, the Proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Corporate Secretary.

HOW MUCH DID THIS PROXY SOLICITATION COST?

     The Company has engaged Corporate Investor Communications, Inc. to solicit proxies for the Company for a fee of $6,000 plus expenses. We also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock beneficially owned by each director and Named Executive, and by the directors and all of the Company's executive officers as a group. The table shows ownership as of October 31, 1998.

     Our subsidiary AmeriGas Propane, Inc. is the General Partner of AmeriGas Partners, L.P. The table also shows, as of October 31, 1998, the number of Common Units of AmeriGas Partners beneficially owned by each director and Named Executive and by the directors and all of the Company's executive officers as a group. Mr. Greenberg beneficially owns approximately 1.2% of the outstanding Common Stock. Each other person named in the table beneficially owns less than 1% of the outstanding Common Stock. Directors and executive officers as a group own approximately 2.8% of the outstanding Common Stock and less than 1% of the outstanding Common Units of AmeriGas Partners. For purposes of reporting total beneficial ownership, Shares which may be acquired through stock option exercises are included.

-------------------------------------------------------------------------------------------------------------------------
                                  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
-------------------------------------------------------------------------------------------------------------------------
                               AGGREGATE NUMBER
                               OF SHARES OF UGI                                                 AGGREGATE NUMBER OF
                                 COMMON STOCK            UNITS HELD                           AMERIGAS PARTNERS, L.P.
                                 BENEFICIALLY         UNDER DIRECTORS'      EXERCISABLE      COMMON UNITS BENEFICIALLY
        NAME                    OWNED (1) (2)          EQUITY PLAN (3)        OPTIONS                OWNED (1)
-------------------------------------------------------------------------------------------------------------------------
 James W. Stratton                 1,545 (4)              8,335               5,000                    1,000 (4)

 David I. J. Wang                 14,545                  7,407               5,000                    5,000

 Richard C. Gozon                  6,545                  7,639               5,000                        0

 Stephen D. Ban                    5,679 (5)              4,219   (5)         3,400                        0

 Lon R. Greenberg                 90,360 (6)                  0             293,959                    4,500 (7)

 Marvin O. Schlanger                 417                    866                   0                      300 (8)

 Thomas F. Donovan                 1,017                    630                   0                    1,000

 Richard L. Bunn                  62,216 (9)                  0              75,000                        0

 Charles L. Ladner                37,621 (10)                 0              50,000                    1,000

 Michael J. Cuzzolina             13,891                      0              60,000                        0

 Brendan P. Bovaird               13,498 (11)                 0              35,007                      400 (11)

 Bradley C. Hall                  15,970 (12)                 0              50,000                        0

 Directors and executive
 officers as a group (13
 persons including those
 listed above)                   263,504                 29,096             612,366                   13,200

(1)  Sole voting and investment power unless otherwise specified.
(2) Includes an equivalent number of Shares represented by Units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 1998 Savings Plan statements.
(3) The Directors' Equity Compensation Plan provides that Units will be converted to Shares and paid out to directors upon their retirement or termination of service.
(4)  Mr. Stratton's Shares are held jointly with his spouse.
(5)  Dr. Ban's Shares are held jointly with his spouse.
(6) Mr. Greenberg's beneficial ownership includes 88,220 Shares that he holds jointly with his spouse.
(7) Mr. Greenberg's adult children own 3,000 Common Units; 1,500 Common Units are held by Mr. Greenberg as custodian for a dependent child.
(8)  These Common Units are owned by Mr. Schlanger's spouse.
(9) Mr. Bunn's beneficial ownership includes 40,716 Shares that he holds jointly with his spouse and 21,500 Shares held directly by his spouse.
(10) Mr. Ladner's beneficial ownership includes 37,358 Shares that he holds jointly with his spouse and 263 Shares represented by units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 1998 statements. His AmeriGas Partners Common Units are held jointly with his spouse.
(11) Mr. Bovaird's beneficial ownership includes 12,993 Shares that he holds jointly with his spouse and 505 Shares represented by units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 1998 statements. His AmeriGas Partners Common Units are held jointly with his spouse.
(12) Mr. Hall's beneficial ownership includes 3,395 Shares held by a family trust.

SECTION 16 (A) -- BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Based on our records, we believe that during Fiscal 1998 our directors and officers complied with all SEC filing requirements applicable to them.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows information regarding each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The ownership information shown below is based on information reported on Form 13F and filed with the Securities and Exchange Commission by Sasco Capital, Inc. in November 1998.

--------------------------------------------------------------------------------------------------
                         SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------------------------
       TITLE OF             NAME AND ADDRESS OF       AMOUNT AND NATURE OF        PERCENT OF
       CLASS                 BENEFICIAL OWNER         BENEFICIAL OWNERSHIP        CLASS (1)
--------------------------------------------------------------------------------------------------
    Common Stock           Sasco Capital, Inc.        2,884,568 Shares (2)         8.78%
                           10 Sasco Hill Road
                           Fairfield, CT 06430
--------------------------------------------------------------------------------------------------

(1) Based on 32,865,790 Shares of Common Stock issued and outstanding at December 11, 1998.

(2) The nature of beneficial ownership reported on Form 13F dated September 30, 1998 is (i) sole investment power for all Shares; (ii) sole voting authority for 1,804,468 Shares; and (iii) shared voting authority for 1,080,100 Shares.

------------------------------------------------------------------------------
                        ITEM 1 -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     NOMINEES

     Seven directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced. All seven members of the Board of Directors elected at last year's annual meeting are standing for election this year.

     The nominees are as follows:

--------------------------------------------------------------------------------
JAMES W. STRATTON
Director since 1979
Age 62
--------------------------------------------------------------------------------

     Mr. Stratton is the President and Chief Executive Officer of Stratton Management Company (since 1972), an investment advisory and financial consulting firm. He is also Chairman and Chief Executive Officer of FinDaTex, a financial services firm. Mr. Stratton serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; Stratton Growth Fund; Stratton Monthly Dividend Shares, Inc.; Stratton Small-Cap Yield Fund; Unisource Worldwide, Inc.; and Teleflex, Inc.

--------------------------------------------------------------------------------
DAVID I. J. WANG
Director since 1988
Age 66
--------------------------------------------------------------------------------

     In 1991, Mr. Wang retired as Executive Vice President--Timber and Specialty Products and a Director of International Paper Company, positions he had held since 1987. Mr. Wang serves as a director of UGI Utilities, Inc. and AmeriGas Propane, Inc.

--------------------------------------------------------------------------------
RICHARD C. GOZON
Director since 1989
Age 60
--------------------------------------------------------------------------------

     Mr. Gozon is Executive Vice President of Weyerhaeuser Company (an integrated forest products company), a position he has held since 1994. He was formerly Director (1984 to 1993), President and Chief Operating Officer of Alco Standard Corporation (a provider of paper and office products) (1988 to 1993); Executive Vice President and Chief Operating Officer (1987); Vice President (1982 to 1988); and President (1979 to 1987) of Paper Corporation of America. He also serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; AmeriSource Health Corporation; and Triumph Group, Inc.

--------------------------------------------------------------------------------
STEPHEN D. BAN
Director since 1991
Age 58
--------------------------------------------------------------------------------

     Dr. Ban is President and Chief Executive Officer of the Gas Research Institute (gas industry research and development), a position he has held since 1987. He was formerly Executive Vice President of Gas Research Institute until 1986 and Vice President, Research and Development of Bituminous Materials, Inc. until 1981. Dr. Ban also serves as a director of UGI Utilities, Inc. and Energen Corporation.

--------------------------------------------------------------------------------
LON R. GREENBERG
Director since 1994
Age 48
--------------------------------------------------------------------------------

     Mr. Greenberg has been Chairman of the Board of Directors of UGI since August 1996, Chief Executive Officer since August 1995, and President since 1994. He was formerly Vice Chairman of the Board from 1995 to 1996, and Senior Vice President--Legal and Corporate Development from 1989 to 1994. Mr. Greenberg also serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; and Mellon PSFS Advisory Board.

--------------------------------------------------------------------------------
MARVIN O. SCHLANGER
Director since 1998
Age 50
--------------------------------------------------------------------------------

     Mr. Schlanger is a Principal in the firm of Cherry Hill Chemical Investments, L.L.C. (management services and capital for chemical and allied industries) (October 1998 to present). He was previously President and Chief Executive Officer (May 1998 to October 1998), Executive Vice President and Chief Operating Officer (1994 to May 1998) and a director (1994 to 1998) of ARCO Chemical Company. He also held the position of Senior Vice President of ARCO Chemical Company and President of ARCO Chemical Americas Company (1992 to 1994). Mr. Schlanger also serves as a director of UGI Utilities, Inc. and Wellman, Inc.

--------------------------------------------------------------------------------
THOMAS F. DONOVAN
Director since 1998
Age 65
--------------------------------------------------------------------------------

     Mr. Donovan retired as Vice Chairman of Mellon Bank on December 31, 1996, a position he had held since 1988. He continues to serve as an advisory board member to Mellon Bank Corp. Mr. Donovan also serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; Nuclear Electric Insurance Co.; and Merrill Lynch International Bank, Ltd.

BOARD COMMITTEES AND MEETING ATTENDANCE

     The Board of Directors has four committees, the Audit, Compensation and Management Development, Executive/Nominating and Planning and Finance Committees. Committees report their actions to the full Board at its next regular meeting. A description of the duties of each committee follows the table below.

  -----------------------------------------------------------------------------
                     COMMITTEE MEMBERSHIP AND MEETINGS HELD
  -----------------------------------------------------------------------------
                                  Compensation
                                      and                           Planning
                                   Management      Executive/         and
  Name                 Audit      Development      Nominating       Finance
  -----------------------------------------------------------------------------
  J. W. Stratton                                       /*               /
  -----------------------------------------------------------------------------
  D. I. J. Wang                       /                /                /*
  -----------------------------------------------------------------------------
  R. C. Gozon                         /*
  -----------------------------------------------------------------------------
  S. D. Ban             /*
  -----------------------------------------------------------------------------
  L. R. Greenberg                                      /                /
  -----------------------------------------------------------------------------
  T. F. Donovan         /             /
  -----------------------------------------------------------------------------
  M. O. Schlanger                                                       /
  -----------------------------------------------------------------------------
  No. of Meetings
   in Fiscal 1998**     2             3                1                1
  -----------------------------------------------------------------------------

  /    Member

  *    Chairperson

  ** The Board held 10 meetings in Fiscal 1998. All but one incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and Committees of the Board. Mr. Donovan joined the Board in February 1998 and missed meetings due to previously scheduled, conflicting business commitments.

AUDIT COMMITTEE

 .    Examines the activities of the Company's independent auditors and internal audit department to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures.

 .    Reviews the Company's accounting policies and the objectivity of its financial reporting.

 .    Considers annually the qualifications of the Company's independent auditors and the scope of their audit and makes recommendations to the Board as to their selection.

 .    Receives reports from the internal auditors and reviews the scope of the internal audit program.

COMPENSATION AND MANAGEMENT
DEVELOPMENT COMMITTEE

 .    Establishes executive compensation policies and programs.

 .    Recommends to the Board base salaries and target bonus levels for executive officers.

 .    Reviews the Company's management development and succession planning policies.

 .    Approves the awards and payments to be made to employees of the Company and its subsidiaries under its long-term compensation plans.

 .    Makes recommendations to the Board of Directors concerning outside director compensation.

EXECUTIVE/NOMINATING COMMITTEE

 .    Has the full power of the Board between meetings of the Board, with specified limitations relating to major corporate matters.

 .    Reviews the qualifications of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

 .    Considers as nominees for director qualified persons recommended by directors, management and shareholders. Written recommendations for director nominees should be delivered to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, PA 19406. The Company's bylaws do not permit Shareholders to nominate candidates from the floor at an annual meeting without notifying the Corporate Secretary 45 days prior to the anniversary of the mailing date of the Company's proxy statement for the previous year's annual meeting.

     Notification must include certain information detailed in the Company's bylaws. If you intend to nominate a candidate from the floor at an annual meeting, please contact the Corporate Secretary.

PLANNING AND FINANCE COMMITTEE

 .    Reviews the overall business and financial planning of the Company and its capital expenditures and operating budgets.

COMPENSATION OF DIRECTORS

     The following table shows all components of director compensation for Fiscal 1998:

  ------------------------------------------------------------------------------
                            DIRECTORS' COMPENSATION (1)
  ------------------------------------------------------------------------------
                                                  CASH                EQUITY
                                               COMPONENT (2)         COMPONENT
  ------------------------------------------------------------------------------
   Annual retainer                             $18,519.25 (3)     117 Shares (3)
                                                                  630 Units (4)
  ------------------------------------------------------------------------------
   Annual retainer for Committee Chair         $ 2,500.00               --
  ------------------------------------------------------------------------------
   Annual retainer for Executive/
   Nominating Committee member                 $ 1,500.00               --
  ------------------------------------------------------------------------------
   Board attendance fee (per meeting)          $ 1,000.00               --
  ------------------------------------------------------------------------------
   Committee attendance fee (per meeting)      $ 1,000.00               --
  ------------------------------------------------------------------------------

  (1) A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any Committee of the Board.

  (2) Directors can defer, until they leave the Board or reach age 70, the receipt of all or a part of the cash retainers and fees payable to them for services as a director. Messrs. Gozon and Schlanger elected this deferral option.

  (3) $18,500 of the annual retainer of $22,000 is paid in cash and $3,500 is paid in whole shares of Common Stock pursuant to the Directors' Equity Compensation Plan described below. Fractional Shares are paid in cash. Each Share had a fair market value of $29.75.

  (4) An award of Units was made effective January 1, 1998 pursuant to the Directors' Equity Compensation Plan described below. Mr. Donovan was awarded 630 Units effective February 24, 1998.

DIRECTORS' EQUITY COMPENSATION PLAN

     The Directors' Equity Compensation Plan provides for annual awards to directors of (i) shares of Common Stock and (ii) 630 Units. A Unit represents an interest equivalent to one share of Common Stock. Directors' annual retainer fees in excess of $18,500 are paid in Common Stock. The fair market value of the Stock is determined as of the first day of the calendar year. The Stock is issued promptly after the first meeting of the Board of Directors in each calendar year. The amount of the annual retainer fee and the corresponding grant of Stock is prorated for any director who commences service during a calendar year. Fractional shares are paid in cash. Prior to the beginning of each calendar year, participants may elect to defer any portion of their meeting fees and the cash portion of their annual retainer into Units.

     All whole Units credited to a director earn dividend equivalents on each record date for the payment of a dividend by the Company on its Common Stock. A dividend equivalent is an amount determined by multiplying the number of Units credited to a participant's account by the per-share cash dividend, or the per-share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date. Accrued dividend equivalents are converted to additional whole Units annually, on the last day of the calendar year.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT
COMMITTEE OF THE BOARD OF DIRECTORS

ROLE OF THE COMMITTEE

     The Committee establishes and oversees the Company's executive compensation policies and programs. The Committee also recommends to the Board of Directors base salaries, target bonus levels, actual bonuses, and long-term incentive awards to be paid to executive officers. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced shareholder value.

     Our Committee is comprised of independent outside directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically we solicit and receive recommendations and advice from independent third party compensation consultants. Towers Perrin has acted in this capacity since 1986. Compensation for the chief executive officer of UGI Utilities, Inc. is determined by its Compensation Committee and Board of Directors under the same process described in this report.

EXECUTIVE COMPENSATION PROGRAM

     The executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. We believe that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation, as stated above, should be tied to the performance of the business and be aligned with benefits realized by the Company's shareholders.

     Compensation for Company executives consists of both cash and equity based opportunities. The annual cash compensation consists of (i) base salary and
(ii) annual bonus opportunity under the Company's Annual Bonus Plan. Equity based opportunities are provided on a long-term basis under the Company's 1997 Stock Option and Dividend Equivalent Plan.

     The Committee determines base salary ranges for executive officers based upon competitive pay practices in the businesses and industries in which the Company competes. The base salary ranges for all executive officers were set at the 50th percentile of the survey companies. For fiscal year 1998, as has been the practice in the past, the Committee reviewed a report from Towers Perrin which compared base salary ranges for executive officers with base salary ranges for similar positions as reported in published survey results in Towers Perrin's Executive Compensation Survey, the American Gas Association's Executive Compensation Survey, and Edison Electric Institute's Executive Compensation Survey. This comparison was weighted to reflect the Company's approximate business mix.

     Annually the Committee recommends to the Board of Directors changes in actual salaries of executive officers based on judgments of past performance, job duties, scope and responsibilities, and expected future contributions. The most recent past performance is the prime determinant.

     The Committee also oversees the Company's Annual Bonus Plan for executive officers. We establish challenging objectives based on business prospects. For Mr. Greenberg and Mr. Ladner, the sole objective was achieving financial performance for the Company. For Messrs. Cuzzolina, Bovaird and Hall, payments are contingent on achieving both the current financial performance objective and individual management objectives, with greater weight (75%) given to the current financial performance objective. Mr. Bunn is covered under the UGI Utilities, Inc. Annual Bonus Plan. For Mr. Bunn, the sole objective is achieving the financial performance goal for UGI Utilities, Inc.

     Each year, after completion of the audit of the Company's financial statements, the Committee reviews business results and the individual performance of each executive officer and determines and recommends to the Board cash bonus payments under the terms of the Annual Bonus Plan. The financial objective for fiscal year 1998 for UGI Corporation executives was based on the weighted achievement of financial performance goals by AmeriGas Partners, L.P. and UGI Utilities, Inc. Weighting was based on the Company's approximate business mix, except in the case of Mr. Hall. The financial objective for Mr. Hall was based in part on the financial performance of the Company's gas marketing business. For executives whose sole objective is achieving a financial performance goal, bonus payments are subject to a maximum 15% adjustment of the calculated bonus based on the individual's contribution having a significant impact on corporate performance. In addition, for all participants, the financial performance factor is subject to a maximum 10% adjustment based on the positive or negative contribution from UGI Corporation (other than utility and propane business performance) on overall Company financial performance. During fiscal year 1998, the financial objective for UGI Utilities, Inc. was net earnings after preferred stock dividends. For AmeriGas Partners, the financial objective was based on earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted for interest, capital expenditures, and Partnership distributions as well as for real volume growth, net customer gains or losses, and return on assets. Due to the adverse effects of extraordinarily warm weather in fiscal year 1998 on the performance of the Partnership, the Committee determined that literal application of the formula for the Partnership's financial objective was inappropriate. Instead, the Committee determined the amount of bonus payments after assessing the results of management's actions to mitigate the adverse effects of extraordinarily warm weather on the financial objective.

     Periodically the Committee reviews the overall competitiveness of the Annual Bonus Plan with its compensation consultant. For 1998, using the published survey sources and methodology previously identified, the Annual Bonus Plan target bonus opportunity for each executive remained at the 75th percentile of the survey companies. The 75th percentile level was determined to be appropriate in light of the Committee's view that the annual bonus opportunities should have a high reward potential to recognize the difficulty of achieving the annual goals and the significant corporate impact of doing so.

     The 1997 SODEP consists of non-qualified stock option grants, with an opportunity to earn during a three-year performance period an amount equivalent to or greater than the dividends paid on the number of shares covered by options. Payment of dividend equivalents will be based on the Company's total shareholder return relative to a group of peer companies over a three-year performance period ending December 31, 1999. The peer group consists of the S&P Utility Index, modified by eliminating all telecommunication companies. (A list of the companies which now comprise the peer group appears under the heading "Corporate Performance" following this report.)

     The Committee believes that a shareholder's investment in the Company and the long-term return on that investment can be judged on a relative basis against comparable investment opportunities and that it is, in turn, appropriate to relate this judgment to an executive's long-term compensation. The Committee believes that grants made under the 1997 SODEP will focus executives on increasing shareholder value. Stock option awards were determined utilizing Towers Perrin's Long-Term Incentive Plan Survey and competitive award levels recommended to the Committee by Towers Perrin. The awards were valued by the Black-Scholes model.

     The Committee believes that the Company competes for key executives from a broad pool of companies. This pool of companies is much larger than the group of peer companies against which total shareholder return would typically be compared. Therefore, the survey companies used to determine competitive pay practices and establish base salary ranges as well as Annual Bonus Plan target opportunities are not the same as the group of peer companies shown in the "Corporate Performance" section of this Proxy Statement.

FISCAL YEAR 1998 CEO COMPENSATION

     The compensation for Mr. Greenberg recommended to the Board of Directors was based upon a number of factors and criteria. These include the procedure for determining base salary ranges, actual salaries within ranges, Annual Bonus Plan targets and long-term incentive awards described earlier in this report.

     Base Salary. For 1998, the Committee determined that Mr. Greenberg's base salary be increased by 9.8% over the level set for fiscal year 1997. The Committee's determination was based on the fact that Mr. Greenberg was compensated at the low end of his salary range and the Committee felt it was appropriate that his base salary be advanced further in the range in light of the Company's favorable financial performance in 1997. The Committee also considered Mr. Greenberg's excellent overall leadership, his positive impact on AmeriGas Partners, and his significant influence on the development of UGI Enterprises, Inc., the Company's vehicle for new business development. Mr. Greenberg is not separately compensated in his base salary for his responsibilities as Chief Executive Officer of AmeriGas Propane.

     Annual Bonus. For 1998, Mr. Greenberg earned the annual bonus shown on page 17 based on (i) the fact that UGI Utilities, Inc. exceeded its threshold financial target under the Plan, (ii) AmeriGas Partners' overall financial performance, as previously discussed, and (iii) Mr. Greenberg's individual contributions as CEO of both UGI and AmeriGas Propane, recognizing, among other things, initiatives in the areas of domestic and international business development activities.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1,000,000 for compensation paid to the Chief Executive Officer and other Named Executive Officers unless certain requirements are met. One of the requirements is that compensation over $1,000,000 must be based upon attainment of performance goals approved by shareholders. The 1997 SODEP was approved by the Company's shareholders and was designed to meet the requirements of Section 162(m) with respect to stock option and dividend equivalent awards. Most options awarded under the 1992 SODEP are also not subject to the deductibility cap. At this time, the Committee is not recommending that any of the Company's other existing executive compensation plans be amended to meet the requirements of
Section 162(m) for exclusion from the deductibility cap, given the relatively small amounts, if any, that might exceed the cap.

Compensation and Management Development Committee

      Richard C. Gozon, Chairman
      Thomas F. Donovan
      David I. J. Wang

CORPORATE PERFORMANCE

     The line graph shown below shows a five-year comparison of the cumulative total shareholder return on the Common Stock of the Company as compared to the cumulative total return of two other indexes: the S&P 500 Index and a peer group of diversified utilities referred to as the "1997 SODEP Peer Index."* The graph covers the five years ended September 30, 1998. The annualized returns reflected in the graph for the Company, the S&P 500 Index and the 1997 SODEP Peer Index were 5.30%, 19.91% and 10.41%, respectively.



                             [GRAPH APPEARS HERE]




--------------------------------------------------------------------------------
                           1993     1994     1995     1996     1997     1998
--------------------------------------------------------------------------------
UGI Corporation           100.00    81.97    96.50   117.16   146.21   129.46
--------------------------------------------------------------------------------
S&P 500                   100.00   103.69   134.53   161.88   227.36   247.92
--------------------------------------------------------------------------------
1997 SODEP Peer Index     100.00    80.95   101.83   110.07   125.08   164.06
--------------------------------------------------------------------------------

The performance illustrated assumes that $100 was invested in UGI Common Stock and each index on September 30, 1993, and that all dividends were reinvested.

* The 1997 SODEP Peer Index consists of the S&P Utility Index, modified by eliminating all telecommunication companies. It includes American Electric Power Company, Inc., Baltimore Gas and Electric Company, Carolina Power & Light Company, Central and South West Corporation, Cinergy Corp., The Coastal Corporation, Columbia Energy Group (previously The Columbia Gas System, Inc.), Consolidated Edison, Inc., Consolidated Natural Gas Company, Dominion Resources, Inc., DTE Energy Company, Duke Energy Corporation (previously Duke Power Company), Eastern Enterprises, Edison International, Enron Corp., Entergy Corporation, FPL Group, Inc., GPU, Inc., Houston Industries Incorporated, Niagara Mohawk Power Corporation, NICOR INC., Northern States Power Company, ONEOK, INC., Pacificorp, PECO Energy Company, Peoples Energy Corporation, PG&E Corporation, PP&L Resources, Inc., Public Service Enterprise Group Incorporated, Sonat Inc., The Southern Company, Texas Utilities Company, Unicom Corporation, and The Williams Companies, Inc.

     Previously, Ohio Edison Company, NorAm Energy Corp., Pacific Enterprises, PanEnergy Corp., and Union Electric Company were included in the 1997 SODEP Peer Index. These entities have formed business combinations with other companies.

COMPENSATION OF EXECUTIVE OFFICERS


SUMMARY OF COMPENSATION

     The following table shows cash and other compensation paid or accrued during the last three fiscal years to the Company's Chief Executive Officer and each of the five other most highly compensated executive officers, including Mr. Ladner who retired during September 1998.


-------------------------------------------------------------------------------------------------------------------
                                        SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------
                                                                        SECURITIES
                                                             OTHER        UNDER-                     ALL
                                                             ANNUAL       LYING                     OTHER
     NAME AND PRINCIPAL      FISCAL                          COMPEN-     OPTIONS/        LTIP      COMPEN-
          POSITION            YEAR     SALARY   BONUS (1)   SATION (2)    SARS (#)      PAYOUTS    SATION (3)
-------------------------------------------------------------------------------------------------------------------
 Lon R. Greenberg              1998   $559,616  $225,000      $8,209             0        $0       $22,154
   Chairman, Presi-            1997   $509,827  $425,000      $7,671       200,000 (4)    $0       $14,233
   dent and Chief              1996   $465,000  $122,760      $7,359             0        $0       $10,462
   Executive Officer
-------------------------------------------------------------------------------------------------------------------
 Richard L. Bunn               1998   $330,801  $ 83,623      $9,410             0        $0       $10,572
   President and Chief         1997   $318,089  $139,073      $7,696        75,000 (4)    $0       $10,254
   Executive Officer,          1996   $305,900  $137,655      $5,855             0        $0       $10,579
   UGI Utilities, Inc.
-------------------------------------------------------------------------------------------------------------------
 Charles L. Ladner             1998   $264,921  $ 66,542      $8,961             0        $0       $ 9,026
   Senior Vice                 1997   $254,762  $136,216      $8,235        75,000 (4)    $0       $ 6,923
   President - Finance         1996   $245,000  $ 52,920      $8,881             0        $0       $ 6,480
   (retired)
-------------------------------------------------------------------------------------------------------------------
 Michael J. Cuzzolina          1998   $183,446  $ 46,146      $8,183             0        $0       $ 6,747
   Vice President -            1997   $176,370  $ 71,990      $7,569        30,000 (4)    $0       $ 4,527
   Accounting and              1996   $168,000  $ 28,843      $7,955             0        $0       $ 4,336
   Financial Control
-------------------------------------------------------------------------------------------------------------------
 Brendan P. Bovaird            1998   $176,677  $ 42,188      $4,075             0        $0       $ 5,425
   Vice President and          1997   $164,653  $ 64,449      $3,769        30,000 (4)    $0       $ 4,196
   General Counsel             1996   $149,999  $ 21,853      $1,299             0        $0       $ 1,363
-------------------------------------------------------------------------------------------------------------------
 Bradley C. Hall               1998   $146,844  $ 51,063      $5,102             0        $0       $ 4,195
   Vice President -            1997   $131,723  $ 39,600      $3,740        35,000 (4)    $0       $ 3,740
   New Business                1996   $120,000  $ 34,515      $3,375             0        $0       $ 3,375
   Development
-------------------------------------------------------------------------------------------------------------------

(1) Bonuses earned under the Annual Bonus Plan are for the year reported, regardless of the year paid. The Company's Annual Bonus Plan is based on the achievement of business and/or financial performance objectives which support business plans and goals. Bonus opportunities vary by position and for Fiscal 1998 ranged from 0% to 148% of base salary for Mr. Greenberg, 0% to 52% for Mr. Bunn, from 0% to 102% for Mr. Ladner, from 0% to 65% for Messrs. Cuzzolina and Bovaird and from 0% to 56% for Mr. Hall. Bonus payments in fiscal year 1996 for all Named Executives except Messrs. Bunn and Hall were adversely affected by the failure of AmeriGas Propane to achieve its predetermined financial performance goals.

(2)  Amounts represent tax payment reimbursements for certain benefits.

(3) Amounts represent Company contributions in accordance with the provisions of the UGI Utilities, Inc. Employee Savings Plan and allocations under the Supplemental Executive Retirement Plan. During fiscal years 1998, 1997, and 1996, the following contributions were made to the Named Executives: (i) under the Employee Savings Plan: For each of Messrs. Greenberg, Bunn,
     Hall, Ladner, Cuzzolina, $3,600, $3,375 and $3,375; Mr. Bovaird, $3,600,
     $3,375 and $1,363; and (ii) under the Supplemental Executive Retirement
     Plan: Mr. Greenberg, $18,554, $10,858 and $7,087; Mr. Bunn, $6,972, $6,879
     and $7,204; Mr. Ladner, $5,426, $3,548 and $3,105; Mr. Cuzzolina, $3,147,
     $1,152 and $961; Mr. Bovaird, $1,825, $821 and $0; Mr. Hall, $595, $0 and
     $0.

(4) Non-qualified stock options granted on December 10, 1996 under the 1997 SODEP. The 1997 SODEP provides for non-qualified stock option grants and the opportunity for participants to earn an amount equivalent to the dividends paid on Shares covered by options, subject to a comparison of the total return on a share of the Company's Common Stock with the total return achieved by each member of the 1997 SODEP Peer Group over a three-year period beginning January 1, 1997 and ending December 31, 1999. Total return encompasses both changes in the per share market price and dividends paid on a share of common stock. See the graph under the heading "Corporate Performance."


OPTION EXERCISES IN FISCAL 1998
AND FISCAL YEAR-END OPTION VALUES

   The table below shows the number and value of stock options (exercised and unexercised) for each of the Named Executives:

-----------------------------------------------------------------------------------------------------------------------------------
                                               OPTION EXERCISES IN FISCAL 1998
                                              AND FISCAL YEAR-END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               VALUE OF
                                         NUMBER OF                      NUMBER OF SECURITIES                 UNEXERCISED
                                          SHARES                       UNDERLYING UNEXERCISED               IN-THE-MONEY
                                        ACQUIRED ON     VALUE               OPTIONS AT                       OPTIONS AT
              NAME                       EXERCISE     REALIZED            FISCAL YEAR END                  FISCAL YEAR END
                                                                  -----------------------------------------------------------------
                                                                  EXERCISABLE       UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------------
 Lon R. Greenberg                         50,000     $393,750       200,000               0           $100,000(1)           $0
                                                                     93,959               0           $281,877(2)           $0

 Richard L. Bunn                          87,500     $673,682        75,000               0           $ 37,500(1)           $0

 Charles L. Ladner                        25,000     $128,669        50,000               0           $ 25,000(1)           $0

 Michael J. Cuzzolina                          0     $      0        30,000               0           $ 15,000(1)           $0
                                                                     30,000               0           $ 90,000(2)           $0

 Brendan P. Bovaird                        4,993     $ 37,448        30,000               0           $ 15,000(1)           $0
                                                                      5,007               0           $ 15,021(2)           $0

 Bradley C. Hall                               0     $      0        35,000               0           $ 17,500(1)           $0
                                                                     13,000               0           $ 39,000(2)           $0
                                                                      2,000               0           $  6,000(3)           $0
------------------------------------------------------------------------------------------------------------------------------

(1) Value is calculated using the difference between $22.625 (1997 SODEP option exercise price) and $23.125 (1998 fiscal year-end closing stock price) multiplied by the number of Shares underlying the option.

(2) Value is calculated using the difference between $20.125 (1992 Stock Option and Dividend Equivalent Plan option exercise price) and $23.125 (1998 fiscal year-end closing stock price) multiplied by the number of Shares underlying the option.

(3) Value is calculated using the difference between $20.125 (1992 Non-Qualified Stock Option Plan option exercise price) and $23.125 (1998 fiscal year-end closing stock price) multiplied by the number of Shares underlying the option.


RETIREMENT BENEFITS

     The following Pension Plan Benefits Table shows the annual benefits payable upon retirement to the Named Executives under the Company's Retirement Plan and its Supplemental Executive Retirement Plan. The amounts shown assume the executive retires in 1998 at age 65, and that the aggregate benefits are not subject to statutory maximums. Messrs. Greenberg, Bunn, Ladner, Cuzzolina, Bovaird and Hall had, respectively, 18 years, 40 years, 25 years, 24 years, 3 years, and 16 years of credited service under these Plans at September 30, 1998.

---------------------------------------------------------------------------------------------------------
                              PENSION PLAN BENEFITS TABLE
---------------------------------------------------------------------------------------------------------
                              ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
---------------------------------------------------------------------------------------------------------
   FINAL 5-YEAR
  AVERAGE ANNUAL          15           20           25           30           35             40
   EARNINGS (1)         YEARS        YEARS        YEARS        YEARS        YEARS          YEARS
---------------------------------------------------------------------------------------------------------
      $  200,000        $ 57,000     $ 76,000     $ 95,000     $114,000     $133,000      $136,800  (3)

      $  300,000        $ 85,500     $114,000     $142,500     $171,000     $199,500      $205,200  (3)

      $  400,000        $114,000     $152,000     $190,000     $228,000     $266,000      $273,600  (3)

      $  500,000        $142,500     $190,000     $237,500     $285,000     $332,500      $342,000  (3)

      $  600,000        $171,000     $228,000     $285,000     $342,000     $399,000      $410,400  (3)

      $  700,000        $199,500     $266,000     $332,500     $399,000     $465,500      $478,800  (3)

      $  800,000        $228,000     $304,000     $380,000     $456,000     $532,000      $547,200  (3)

      $  900,000        $256,500     $342,000     $427,500     $513,000     $598,500      $615,600  (3)

      $1,000,000        $285,000     $380,000     $475,000     $570,000     $665,000      $684,000  (3)

      $1,200,000        $342,000     $456,000     $570,000     $684,000     $798,000      $820,800  (3)

      $1,400,000        $399,000     $532,000     $665,000     $798,000     $931,000      $957,600  (3)
-----------------------------------------------------------------------------------------------------

(1) Consists of (i) base salary, commissions and cash payments under the Annual Bonus Plan, and (ii) deferrals thereof permitted under the Internal Revenue Code.

(2) Annual benefits are computed on the basis of straight life annuity amounts. These amounts include pension benefits, if any, to which a participant may be entitled as a result of participation in a pension plan of a subsidiary during previous periods of employment. The amounts shown do not take into account exclusion of up to 35% of the estimated primary Social Security benefit. The Retirement Plan provides a minimum benefit equal to 25% of a participant's final 12-months' earnings, reduced proportionately for less than 15 years of credited service at retirement. The minimum Retirement Plan benefit is not subject to Social Security offset.

(3) The maximum benefit under the Retirement Plan and the UGI Supplemental Executive Retirement Plan is equal to 60% of a participant's highest consecutive 12 months' earnings during the last 120 months.

SEVERANCE PAY PLAN FOR SENIOR
EXECUTIVE EMPLOYEES

  The UGI Corporation Severance Pay Plan for Senior Executive Employees assists certain senior level employees of the Company in the event their employment is terminated without fault on their part. Benefits are payable to a senior executive covered by the Severance Plan if the senior executive's employment is involuntarily terminated for any reason other than for cause or as a result of the senior executive's death or disability.

  The Severance Plan provides for cash payments equal to a participant's compensation for a period of time ranging from 3 months to 15 months (30 months in the case of Mr. Greenberg), depending on length of service. In addition, a participant receives the cash equivalent of his target bonus under the Annual Bonus Plan, pro-rated for the number of months served in the fiscal year. However, if the termination occurs in the last two months of the fiscal year, the Chief Executive Officer has the discretion to determine whether the participant will receive a pro-rated target bonus, or the actual annual bonus which would have been paid after the end of the fiscal year, had the participant's entire bonus been contingent on meeting the Company's financial performance goal. The Plan also provides for separation pay equal to one day's pay for each month of service, not to exceed an amount equal to one year's compensation. Certain employee benefits are continued under the Plan for a period of up to 15 months (30 months in the case of Mr. Greenberg). The Company has the option to pay a participant the cash equivalent of those employee benefits.

  In order to receive benefits under the Severance Plan, a senior executive is required to execute a release which discharges the Company and its subsidiaries from liability for any claims the senior executive may have against any of them, other than claims for amounts or benefits due the executive under any plan, program or contract binding on UGI or its subsidiaries. The senior executive is also required to cooperate in attending to matters pending at the time of his termination.

CHANGE OF CONTROL AGREEMENTS

  Messrs. Greenberg, Bovaird, Bunn, Cuzzolina and Hall each have an Agreement with the Company which provides certain benefits in the event of a change of control of the Company. The Agreements operate independently of the Severance Plan, continue through July 2002, and are automatically extended in one-year increments thereafter unless, prior to a change of control, the Company terminates an Agreement. In the absence of a change of control, each Agreement will terminate when, for any reason, the executive terminates his employment with the Company or its subsidiaries.

   A change of control is generally deemed to occur in the following instances:

 . Any person (other than certain persons or entities affiliated with the Company), together with all affiliates and associates of such person, acquires securities representing 20% or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the Company's then outstanding voting securities, in either case, unless the members of the Executive/Nominating Committee of the Board who were in office immediately prior to such acquisition determine that the circumstances of the acquisition do not warrant the implementation of the provisions of the Agreement; or

 . individuals, who at the beginning of any 24-month period constitute the Board of Directors (the "Incumbent Board") and any new director whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Board, cease for any reason to constitute a majority; or

 . the Company is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former shareholders of the Company do not own more than 50% of, respectively, the outstanding common stock and the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation, in any case unless the members of the Executive/Nominating Committee determine at the time of such transaction that the circumstances do not warrant the implementation of the provisions of the Agreement; or

 .  the Company is liquidated or dissolved.

   The Agreements provide for payment of severance benefits if there is a termination of the executive's employment without cause at any time within three years after a change of control. In addition, following a change of control, the executive may elect to terminate his employment without loss of severance benefits in certain situations, including termination of officer status; a significant adverse change in authority, duties, responsibilities or compensation; the failure of the Company to comply with any of the terms of the Agreement; or a substantial relocation or excessive travel requirements.

   An executive terminated with rights to severance compensation under a Change of Control Agreement will receive an amount equal to 1.0 or 1.5 (2.5 in the case of Mr. Greenberg) times his average total cash remuneration for the preceding five calendar years. If the severance compensation payable, either alone or together with other payments to an executive, would constitute "excess parachute payments," as defined in Section 280G of the Internal Revenue Code of 1986, as amended, the executive will also receive an amount to satisfy the executive's additional tax burden.

STOCK OWNERSHIP POLICY AND
INDEBTEDNESS OF MANAGEMENT

  The Board of Directors established a policy effective October 1, 1997 that requires individuals in key management positions in the Company and its subsidiaries to own significant amounts of Common Stock. The required levels of ownership begin at 40% of base salary and range up to 450% of base salary for the Company's Chief Executive Officer. The policy is designed to encourage growth in shareholder value by closely linking executives' risks and rewards with the Company's total shareholder return. To assist employees in purchasing Stock to comply with the policy, low-interest (4%) loans are available from a subsidiary of the Company. Each loan is full recourse to the borrower and is secured by a pledge of the Stock purchased. The loans mature in 10 years.

  Four of the Company's executive Officers obtained loans to finance the purchase of Stock to comply with the policy. The largest amounts outstanding under these loans during Fiscal 1998 were: Mr. Greenberg, $1,631,500; Mr. Cuzzolina, $126,819; Mr. Bovaird, $345,000; and Mr. Hall, $242,983. The
executive officers' outstanding loan amounts as of October 31, 1998 were: Mr. Greenberg, $1,597,089; Mr. Cuzzolina, $126,132; Mr. Bovaird, $341,890; and Mr.
Hall, $241,645.

--------------------------------------------------------------------------------
                    ITEM 2-- RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

  The Board of Directors appointed Arthur Andersen LLP as independent certified public accountants to examine and report on the consolidated financial statements of the Company for the 1999 fiscal year and recommends that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment of Arthur Andersen, the Audit Committee and the Board of Directors will consider the appointment of other independent certified public accountants. One or more representatives of Arthur Andersen will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

  On July 11, 1997, the Company ended its independent auditor relationship with Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers LLP) and appointed Arthur Andersen LLP as UGI's principal auditor for Fiscal 1997 in order to respond to comments received from the staff of the Securities and Exchange Commission. Coopers & Lybrand previously served as the Company's independent certified public accountants for many years. The decision to change the Company's accountants was made during Fiscal 1997 after consideration of various ways of complying with the accounting rules and practices of the Commission's staff. Under those rules and practices, a company's principal auditor is expected to audit and assume responsibility for reporting on at least 50% of the assets and revenues of the consolidated entity. In fiscal years 1996 and 1995, AmeriGas Propane, Inc. engaged Arthur Andersen to audit its financial statements. Except for 1995 revenues, those financial statements reflected total assets and revenues greater than 50% of the consolidated assets and revenues of UGI Corporation.

  Management's decision to change the Company's principal auditor was not recommended or approved by the Audit Committee of the Board of Directors. However, it was discussed with the Chairman of the Audit Committee and ratified by the Company's full Board of Directors. Coopers & Lybrand's reports on the Company's consolidated financial statements for 1996 and 1995 contained no adverse or disclaimed opinion, and were not qualified or modified because of uncertainty, audit scope or accounting principles and insofar as they related to amounts included for AmeriGas Propane, were based solely on the reports of Arthur Andersen.

  During the Company's two fiscal years ended September 30, 1996 and 1995 and through July 11, 1997, the Company had no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused the firm to refer to such matter in its report on the consolidated financial statements of the Company for such years.

  During the Company's two fiscal years ended September 30, 1996 and 1995 and through July 11, 1997, the Company had no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K issued by the Securities and Exchange Commission.

  During the Company's two fiscal years ended September 30, 1996 and September 30, 1995 and through the date of engagement of Arthur Andersen on July 11, 1997, the Company had not consulted with Arthur Andersen regarding any of the matters specified in Item 304 (a) (2) of Regulation S-K issued by the Securities and Exchange Commission.

--------------------------------------------------------------------------------
                            ITEM 3 -- OTHER MATTERS
--------------------------------------------------------------------------------

  The Board of Directors is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the Proxies (or their substitutes) will vote in accordance with their best judgment.

GLOSSARY

1997 SODEP                                   UGI Corporation 1997 Stock Option
                                             and Dividend Equivalent Plan.

1997 SODEP Peer Group                        A group of comparable companies
                                             (see description under heading
                                             "Corporate Performance").

AmeriGas Partners or Partnership             AmeriGas Partners, L.P., a master
                                             limited partnership whose Common
                                             Units trade on the New York Stock
                                             Exchange.

AmeriGas Propane                             AmeriGas Propane, Inc., a
                                             subsidiary of the Company and the
                                             General Partner of AmeriGas
                                             Partners, L.P.

Annual Meeting                               1999 Annual Meeting of Shareholders
                                             of UGI Corporation.

Arthur Andersen                              Arthur Andersen LLP.

Board or Board of Directors                  Board of Directors of UGI
                                             Corporation.

Coopers & Lybrand                            Coopers & Lybrand L.L.P. (now known
                                             as PricewaterhouseCoopers LLP).

Common Stock or Stock or Shares              UGI Corporation Common Stock.

Common Unit                                  A limited partnership interest in
                                             AmeriGas Partners, L.P.

Directors' Equity Compensation Plan          UGI Corporation Directors' Equity
                                             Compensation Plan.

Fiscal 1997                                  The Company's fiscal year
                                             commencing October 1, 1996 and
                                             ending September 30, 1997.

Fiscal 1998                                  The Company's fiscal year
                                             commencing October 1, 1997 and
                                             ending September 30, 1998.

Named Executives                             The Company's Chief Executive
                                             Officer and each of the five other
                                             most highly compensated executive
                                             officers.

Proxies                                      Lon R. Greenberg, James W. Stratton
                                             and David I. J. Wang, or any of
                                             them.

Retirement Plan                              Retirement Income Plan for
                                             Employees of UGI Utilities, Inc.

Securities and Exchange Commission           The United States Securities and
or SEC or Commission                         Exchange Commission.


Severance Plan                               UGI Corporation Severance Pay Plan
                                             for Senior Executive Employees.

Shareholder                                  A holder of UGI Common Stock.

UGI or Company                               UGI Corporation.

Unit                                         A single unit granted under the UGI
                                             Corporation Directors' Equity
                                             Compensation Plan that represents
                                             an interest equivalent to one share
                                             of Common Stock.

                                                          Please mark
                                                          your votes
                                                          as indicated in [X]
                                                          this example

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" NUMBERS 1 AND 2.


1. ELECTION OF DIRECTORS

       FOR                WITHHOLD        J.W. Stratton,   D.I.J. Wang,  R.C. Gozon,  S.D. Ban,
  all nominees           AUTHORITY        L.R. Greenberg, M.O. Schlanger, T. F. Donovan
  (except as noted)    (all nominees)     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE  A LINE
                                          THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)


     [  ]                 [  ]

 2. RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.


                        FOR           AGAINST        ABSTAIN

                        [  ]           [  ]            [  ]

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by duly authorized officer.

                                                     ------------------------
                                                     Signature(s)

                                                     Dated __________________

                            .FOLD AND DETACH HERE.


[LOGO OF UGI CORPORATION APPEARS HERE]



         Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's 1999 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                             Brendan P. Bovaird
                                             Corporate Secretary


           UGI News & Reports                You can obtain news and other
           ---------------------
           24 Hours a day -- Every day!      information about UGI and our
                    1-800-UGI-9453 or        majority-owned AmeriGas Partners,
                 http://www.ugicorp.com      conveniently by telephone or by the
                                             Internet.

PROXY                                                                     PROXY

                                UGI CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints James W. Stratton, Lon R. Greenberg and David
I. J. Wang, or any of them, with full power of substitution, as proxies to represent and vote all shares of UGI Common Stock of the undersigned, including any shares credited under the UGI Dividend Reinvestment Plan, at the Annual Meeting of Shareholders of UGI Corporation to be held February 23, 1999, and any adjournments of the Annual Meeting, as indicated on the reverse side of this proxy card and, in their discretion, upon any other matters that arise at the meeting.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

                                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




                           . FOLD AND DETACH HERE ..

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" NUMBERS 1 AND 2.

1. ELECTION OF DIRECTORS

        FOR                     WITHHOLD             J.W. Stratton, D.I.J. Wang, R.C. Gozon, S.D. Ban,
    all nominees                AUTHORITY            L.R. Greenberg, M.O. Schlanger, T.F. Donovan
  (except as noted)           (all nominees)         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                                                     A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

        [_]                        [_]


2. RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.


                             FOR         AGAINST         ABSTAIN
                             [_]           [_]             [_]

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by duly authorized officer.

                                          --------------------------------------
                                          Signature(s)

                                          Dated ________________________________

                           .FOLD AND DETACH HERE.


         Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's 1999 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                              Brendan P. Bovaird
                                              Corporate Secretary


            UGI News & Reports                You can obtain news and
           ---------------------              other information about UGI
            24 Hours a day -- Every day!      and our majority-owned AmeriGas
              1-800-UGI-9453 or               Partners, L.P. conveniently by
              http://www.ugicorp.com          telephone or by the Internet.

PROXY                                                                     PROXY

                       FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my UGI Utilities, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 23, 1999, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matters, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 18, 1999, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

                                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                           .FOLD AND DETACH HERE.

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" NUMBERS 1 AND 2.

1. ELECTION OF DIRECTORS

        FOR                 WITHHOLD          J.W. Stratton, D.I.J. Wang, R.C. Gozon, S.D. Ban,
    all nominees           AUTHORITY          L.R. Greenberg, M.O. Schlanger, T. F. Donovan
  (except as noted)        (all nominees)     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
                                              LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

        [  ]                  [  ]

2. APPROVAL OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             FOR         AGAINST         ABSTAIN

                             [ ]           [ ]             [ ]

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by duly authorized officer.

                                          --------------------------------------
                                          Signature(s)

                                          Dated ________________________________


                            .FOLD AND DETACH HERE.

         [LOGO of UGI Corporation]

         Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's 1998 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                              Barton D. Whitman
                                              Corporate Secretary



              UGI News & Reports              You can obtain news and other
         ----------------------------         information about UGI and our
         24 Hours a day -- Every day!         majority-owned AmeriGas Partners,
               1-800-UGI-9453 or              L.P. conviently by telephone or
           http://www.ugicorp.com             by the Internet.

PROXY                                                                     PROXY

                       FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my AmeriGas Propane, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 24, 1998, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matters, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 19, 1998, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.


                                    (OVER)        (PLEASE SIGN ON REVERSE SIDE)




                           . FOLD AND DETACH HERE ..